UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VIRTUS ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

VIRTUS CONVERTIBLE & INCOME FUND

VIRTUS CONVERTIBLE & INCOME FUND II

VIRTUS CONVERTIBLE & INCOME 2024 TARGET TERM FUND

VIRTUS DIVERSIFIED INCOME & CONVERTIBLE FUND

VIRTUS EQUITY & CONVERTIBLE INCOME FUND

VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

(Name of Registrant as Specified in Its Charter/Declaration of Trust)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

VIRTUS ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

VIRTUS CONVERTIBLE & INCOME FUND

VIRTUS CONVERTIBLE & INCOME FUND II

VIRTUS CONVERTIBLE & INCOME 2024 TARGET TERM FUND

VIRTUS DIVERSIFIED INCOME & CONVERTIBLE FUND

VIRTUS EQUITY & CONVERTIBLE INCOME FUND

VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

September 12, 2022

Dear Fellow Shareholder,

There are only fifteen days until the Joint Special Meeting of Shareholders to be held on September 27, 2022. As of today, we have not received your vote. As promised, I continue to update you regarding a new sub-advisory proposal you have been asked to consider and support.

In addition to your Board unanimously recommending you vote FOR the proposal, Institutional Shareholder Services (“ISS”), the world’s leading provider of corporate governance oversight, issued a FOR recommendation to its clients that include institutional investors and specific brokerage firms.

Retail Investors’ Vote Participation is Critical

As I previously reported, we continue to see vote participation increases and strong support from your fellow shareholders, but because of the high concentration of retail investors it is critical that you take a few minutes to sign, date and mail the enclosed proxy card in the prepaid envelope or follow the instructions below to vote by internet or telephone. Your participation will be greatly appreciated.

Vote by Phone by calling 1-833-288-9331 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

Our proxy solicitor, Di Costa Partners (“DCP”), will continue to call shareholders to answer any questions regarding the shareholder meeting and will help you regarding the voting process. You can call DCP at 1-833-288-9331 Monday – Friday, 10:00a.m. – 11:00p.m., Eastern time, if you have any questions regarding the proxy.

Thank you,

George R. Aylward

President and Chief Executive Officer, Virtus Closed-End Funds

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